                                                                  EXHIBIT 3.3(a)
                           ARTICLES OF INCORPORATION

                                       OF

                           ALL ALUMINUM FOUNDRY, INC.

         One: The name of this corporation is:

                    ALL ALUMINUM FOUNDRY, INC.

         Two: The purpose for which this corporation is formed are:

                  (a) The principal purpose of this corporation shall be the manufacture and fabrication of metal parts by the process of casting, such parts per customer instruction using, in some instances, patterns furnished by the customers from which the required molds are made.

                  (b) To purchase, acquire, own, hold, use, lease (either as lessor or lessee), grant, sell, exchange, subdivide, mortgage, convey in trust, manage, improve, construct, operate, and generally deal in any and all real estate, improved or unimproved, stores, office buildings, dwelling houses, apartment houses, hotels, manufacturing plants and other buildings, and any and all other property of every kind or description, real, personal and mixed, and wheresoever situated, either in California, other states of the United States, the District of Columbia, territories and colonies of the United States, or foreign countries.

                  (c) To acquire, by purchase or otherwise, the good will, business, property rights, franchises and assets of every kind, with or without undertaking either wholly or in part, the liabilities of any person, firm, association or corporation; and to acquire any property or business as a going concern or otherwise (i) by purchase of the assets therefore wholly or in part, (ii) by acquisition of the shares or any part thereof or, (iii) in any other manner, and to pay for the same in cash or in shares or bonds or other evidences of indebtedness of this corporation, or otherwise; to hold, maintain and operate, or in any manner dispose of, the whole or any part of the good will, business rights and property so acquired, end to conduct in any lawful manner the whole or any part of any business so acquired; and to exercise all the powers necessary or convenient in and about the management of such business.

                  (d) To take, purchase, and otherwise acquire, own, hold, use, sell assign, transfer, exchange, lease, mortgage, convey in trust, pledge, hypothecate, grant licenses in respect of and otherwise dispose of letters patent of the United States or any foreign country, patent rights, governmental, state, territorial, county and municipal grants and concessions of every character which this corporation may deem advantageous in the

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         prosecution of its business or in the maintenance, operation, development or extension of its properties.

                  (e) To enter into, make, perform and carryout contracts of every kind for any lawful purpose without limit as to amount, with any person, firm association or corporation, municipality, county, parish, state, territory government or other municipal or governmental subdivision.

                  (f) To become a partner (either general or limited or both) and to enter into agreements of partnership with one or more other persons or corporations, for the purpose of carrying on any business whatsoever which this corporation may deem proper or convenient in connection with any of the purposes herein set forth or otherwise, or which may be calculated directly or indirectly, to promote the interests of this corporation or to enhance the value of its property or business.

                  (g) From time to time to apply for, purchase, acquire by assignment, transfer or otherwise exercise, carry out and enjoy any benefit, right, privilege, prerogative or power conferred by, acquired under or granted by any statute, ordinance, order, license, power, authority, franchise, commission, right or privilege, which any government or authority or governmental agency or corporation or other public body may be empowered to enact, make or grant; to pay for, aid in, and contribute toward carrying the same into effect and to appropriate any of this corporation's shares, bonds and/or assets to defray the costs, charges and expenses thereof.

                  (h) To subscribe or cause to be subscribed for and to take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, distribute and otherwise dispose of, the whole or any part of the shares of the capital stock, bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations evidences of indebtedness, notes, good will, rights, assets and property of any and every kind, or any part thereof, of any other corporation or corporations, association or associations, firm or firms or person or persons, together with shares, rights, units or interest in or in respect of, any trust estate, now or hereafter existing, and whether created by the laws of the State of California or of, any other state, territory or country; and to operate, manage and control such properties, or any of them, either in the name of this corporation or corporations, or in the name of this corporation, and while the owners of any of said shares of capital stock, to exercise all of the rights, powers and privileges of ownership of every kind and description, including the right to vote thereon, with power to designate some person or persons for that purpose from time to time, and to the same extent as natural persons might or could do.

                  (i) To promote or to aid in any manner, financially or otherwise, any person, firm, corporation or association of which any shares of stock, bonds, notes, debentures or other securities or evidences of indebtedness are held directly or indirectly by this corporation; and for this purpose, to guarantee the contracts, dividends, shares, bonds, debentures, notes and other obligations of such other persons, firms, corporations or associations; and to do any other acts or things designed to protect, preserve, improve or


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         enhance value of such shares, bonds, notes, debentures or other securities or evidences of indebtedness.

                  (o) To borrow and lend money, but nothing herein contained shall be construed as authorizing the business of banking, or as including the business purposes of a commercial bank, savings bank or trust company.

                  (k) To issue bonds, notes, debentures or other obligations of this corporation from time to time for any of the objects or purposes of this corporation, and to secure the same by mortgage, deed of trust, pledge or otherwise, or to issue the same unsecured; to purchase or otherwise acquire its own bonds, debentures or other evidences of its indebtedness or obligations; to purchase, hold, sell and transfer the shares of its own capital stock to the extent and in the manner provided by the laws of the State of California as the same are new in force or may be hereafter amended.

                  (1) To purchase, acquire, take, hold, own, use and enjoy, and to sell, lease, transfer, pledge, mortgage, convey, grant, assign or otherwise dispose of, and generally to invest, trade, deal in and with oil royalties, mineral rights of all kinds, mineral bearing lands and hydrocarbon products of all kinds, oil, gas and mineral leases, and all rights and interests therein, and in general products of the earth and deposits, both subsoil and surface, of every nature and description.

                  (m) To carry on any business whatsoever, either as principal or as agent or both, or as a partnership, which this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated directly or indirectly to promote the interests of this corporation or to enhance the value of its property or business; to conduct its business in this state, in other states; in the District of Columbia, in the territories and colonies of the United States, and in foreign countries.

                  (n) To have and to exercise all the powers conferred by the laws of California upon corporations formed by the laws of California upon corporations formed under the laws pursuant to and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended.

         The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers stated in each clause shall, except where otherwise expressed, he in no wise limited or restricted by reference to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes and powers.

         Three: The county in the State of California where the principal office for the transaction of business of this corporation is to be located is Los Angeles County.


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         Four: This corporation is authorized to issue only one (1) class of shares of stock; the total number of said shares shall be 2,500; the aggregate par value of all said shares shall be Twenty Five Thousand Dollars ($25,000.00) ------ ; and the par value of each of said shares shall be Ten Dollars ($10.00).

         Five:    (a)      The number of directors of this corporation shall be
three (3).

                  (b) The names and addresses of the persons who are appointed to act as the first directors of this corporation are:

              NAME                           ADDRESS
              ----                           -------
         PHILIP WEIAND, JR.         2733 San Fernando Road
                                    Los Angeles 65, California

         ANNA C. WEIAND             2733 San Fernando Road
                                    Los Angeles 65, California

         LUCILE MATKIN              2121 Commonwealth Avenue
                                    Los Angeles 27, California

         IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, the undersigned, constituting the incorporators of this corporation, including the persons named hereinabove, as the first directors of this corporation, have executed these Articles of Incorporation, this 26th day of March, 1959.

                                             /s/ Philip Weiand, Jr.
                                             -----------------------------------
                                             Philip Weiand, Jr.

                                             /s/ Anna C. Weiand
                                             -----------------------------------
                                             Anna C. Weiand

                                             /s/ Lucile Matkin
                                             -----------------------------------
                                             Lucile Matkin


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STATE OF CALIFORNIA        )
                           )      ss.
COUNTY OF LOS ANGELES      )

         On this 26th day of March   , 1959, before me, the undersigned a
Notary Public in and for said County and State, residing therein, duly commissioned and sworn, personally appeared PHILIP WEIAND, JR., ANNA C. WEIAND and LUCILE MATKIN, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and acknowledged to me that they executed the same.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year in this certificate first above written.


                                            /s/ Charlotte Fairchild
                                     -------------------------------------------
                                            Notary Public in and for said
                                                   County and State
                                         My Commission Expires March 18,1960


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                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                           ALL ALUMINUM FOUNDRY, INC.

         PHILIP WEIAND, JR. and JOAN WEIAND certify:

         1. That they are the President and Secretary, respectively, of ALL ALUMINUM FOUNDRY, INC., a California corporation.

         2. That at a meeting of the Board of Directors of said corporation, duly held at Los Angeles, California, on January 3, 1972, the following resolution was adopted:

         RESOLVED, that Article ONE of the Articles of Incorporation of this corporation be amended to read as follows:

    ONE: The name of this corporation is: WEIAND AUTOMOTIVE
         INDUSTRIES, INC.

         3. That the shareholder has adopted said amendment by written consent; that the wording of the amended article, as set forth in the shareholder's written consent, is the same as that set forth in the directors' resolution in paragraph 2 above.

         4. That the number of shares represented by written consent is 350; that the total number of shares entitled to vote on or consent to the amendment is 350.


                                                /s/ Philip Weiand, Jr.
                                             -----------------------------------
                                                Philip Weiand, Jr.

                                                /s/ Joan Weiand
                                             -----------------------------------
                                                Joan Weiand

         Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing certificates are true and correct. Executed at Los Angeles, California, on the 3rd day of January, 1972.


                                                /s/ Philip Weiand, Jr.
                                             -----------------------------------
                                                Philip Weiand, Jr.

                                                /s/ Joan Weiand
                                             -----------------------------------
                                                Joan Weiand


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

                            CERTIFICATE OF OWNERSHIP

                                    MERGING

                        WEIAND POWER & RACING EQUIPMENT

                                      INTO

                       WEIAND AUTOMOTIVE INDUSTRIES, INC.

         WEIAND AUTOMOTIVE INDUSTRIES, INC., a California corporation, certifies that:

         1. It owns all the outstanding stock of WEIAND POWER & RACING EQUIPMENT, a corporation duly incorporated on July 31, 1962, under the laws of the State of California.

         2. The following resolutions were adopted by a majority of its Board of Directors:

                  WHEREAS, this corporation owns all the outstanding stock of WEIAND POWER & RACING EQUIPMENT into itself and assume all of its obligations;

                  WHEREAS, it is deemed in the best interests of this corporation and its shareholders that this corporation merge WEIAND POWER & RACING EQUIPMENT into itself and assume all of its obligations;

                  NOW THEREFORE, BE IT RESOLVED that this corporation merge WEIAND POWER & RACING EQUIPMENT into itself and assume all obligations of the merged corporation; and

                  BE IT FURTHER RESOLVED, that the President and Secretary are directed to execute and file a Certificate of Ownership pursuant to Section 4124 of the California

Corporations Code and to take such further actions as may be necessary or proper to accomplish such merger.

         3. Said resolutions were adopted at a special meeting of the Board of Directors of this corporation held at 3:00 P.M. on April 6, 1972, at Los Angeles, California. This corporation has three (3) Directors, all of whom were present at such meeting, and said resolutions were adopted by unanimous vote of the Directors.

                                    WEIAND AUTOMOTIVE INDUSTRIES, INC.,
                                    a California Corporation

                                    By  /s/ Philip C. Weiand
                                       -----------------------------------------
                                       Philip C. Weiand, President

                                    By  /s/ Joan Weiand
                                       -----------------------------------------
                                       Joan Weiand, Secretary

PHILIP C. WEIAND and JOAN WEIAND say:

         They are the President and Secretary respectively of WEIAND AUTOMOTIVE INDUSTRIES, INC., a California Corporation.

         They have read the foregoing Certificate of Ownership and know the contents thereof.

         The same is true of their own knowledge.

         Executed on - April 7, 1972, at Los Angeles, California.


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

         We declare under penalty of perjury that the foregoing is true and correct.

                                       /s/ Philip C. Weiand
                                       -----------------------------------------
                                       Philip C. Weiand, President

                                       /s/ Joan Weiand
                                       -----------------------------------------
                                       Joan Weiand, Secretary


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

                            CERTIFICATE OF OWNERSHIP

                                    MERGING

                                WEIAND MFG. CO.

                                     INTO

                      WEIAND AUTOMOTIVE INDUSTRIES, INC.


         WEIAND AUTOMOTIVE INDUSTRIES, INC., a California corporation, certifies that:

         1. It owns all the outstanding stock of WEIAND MFG. CO., a corporation duly incorporated on July 31, 1962, under the laws of the State of California.

         2. The following resolutions were adopted by a majority of its Board of Directors:

         WHEREAS, this corporation owns all the outstanding stock of WEIAND MFG. CO.; and

         WHEREAS, it is deemed in the best interests of this corporation and its shareholders that this corporation merge WEIAND MFG. CO. into itself and assume all of its obligations;

         NOW THEREFORE, BE IT RESOLVED that this corporation merge WEIAND MFG. CO. into itself and assume all obligations of the merged corporation; and

         BE IT FURTHER RESOLVED, that the President and Secretary are directed to execute and file a Certificate of Ownership pursuant to Section 4124 of the California Corporations Code and to take such further actions as may be necessary or proper to accomplish such merger.

         3. Said resolutions were adopted at a special meeting of the Board of Directors of this corporation held at 3:00 P.M. on April 6, 1972, at Los Angeles, California. This corporation has three (3) Directors, all of whom were present at such meeting; and said resolutions were adopted by the unanimous vote of the Directors.

                                    WEIAND AUTOMOTIVE INDUSTRIES, INC.,
                                    a California Corporation

                                    By  /s/ Philip C. Weiand
                                       -----------------------------------------
                                       Philip C. Weiand, President


                                    By  /s/ Joan Weiand
                                       -----------------------------------------
                                       Joan Weiand, Secretary

PHILIP C. WEIAND and JOAN WEIAND say:

         They are the President and Secretary respectively of WEIAND AUTOMOTIVE INDUSTRIES, INC., a California Corporation.

         They have read the foregoing Certificate of Ownership and know the contents thereof.

         The same is true of their own knowledge.

         Executed on April 7, 1972, at Los Angeles, California.

         We declare under penalty of perjury that the foregoing is true and correct.

                                       /s/ Philip C. Weiand
                                       -----------------------------------------
                                       Philip C. Weiand, President


                                       /s/ Joan Weiand
                                       -----------------------------------------
                                       Joan Weiand, Secretary


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

                            CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                                       OF
                       WEIAND AUTOMOTIVE INDUSTRIES, INC.

         Joan F. Weiand and Fredrick W. Wade hereby certify that:

         1. They are the President and the Assistant Secretary, respectively, of Weiand Automotive Industries, Inc., a California corporation.

         2. Article Two of the Articles of Incorporation of this corporation is amended to read in its entirety as follows:

                  "The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code."

         3. Article Six is hereby added to the Articles of Incorporation of this corporation, and said Article Six shall read in its entirety as follows:

                  "This corporation elects to be governed by all of the provisions of the General Corporation Law of 1977 not otherwise applicable to it under Chapter 23 thereof."

         4. The foregoing amendments of Articles of Incorporation have been duly approved by the board of directors.

         5. The foregoing amendments of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 650. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: August 5, 1998

                                       /s/ Joan F. Weiand
                                       -----------------------------------------
                                       Joan F. Weiand, President

                                       /s/ Fredrick W. Wade
                                       -----------------------------------------
                                       Fredrick W. Wade, Assistant Secretary



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